UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 15, 2020

HAVERTY FURNITURE COMPANIES INC
(Exact Name of Registrant as Specified in Its Charter)

001-14445
(Commission File Number)

Maryland	58-0281900
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

780 Johnson Ferry Road, Suite 800
Atlanta, Georgia 30342
(Address of principal executive offices, including zip code)

(404) 443-2900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HVT	New York Stock Exchange LLC
Class A Common Stock	HVTA	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 15, 2020, the board of directors elected Derek G. Schiller to the board of Haverty Furniture Companies, Inc. (“Havertys” or the “Company”). Mr. Schiller is President and CEO of the Atlanta Braves, a Major League Baseball Club.

Mr. Schiller is eligible for the Company's standard compensation for non-employee directors, as described in the "Director Compensation" section of the Company's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 1, 2020. There are no transactions involving the Company and Mr. Schiller that are required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Schiller does not have any family relationship with any director or executive officer of Havertys.

On September 15, 2020, Havertys issued a press release announcing the election of Mr. Schiller to the board of directors as described in this Current Report on Form 8-K and is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit	Description

99.1	Press release dated September 15, 2020 titled “Havertys Elects New Independent Director”

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAVERTY FURNITURE COMPANIES, INC.
September 18, 2020	By:
Jenny Hill Parker Senior Vice President, Finance and Corporate Secretary